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                                                                     Exhibit 1.3

                             TAMPA ELECTRIC COMPANY
                            702 North Franklin Street
                              Tampa, Florida 33602

                                         August 16, 2000

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is hereby made to the Agency Agreement dated July 28, 1998 among the undersigned Tampa Electric Company, a Florida corporation, Citicorp Securities, Inc. and Morgan Stanley & Co. Incorporated (the "Agency Agreement"). Terms defined in the Agency Agreement are used herein with the meanings so defined.

         Pursuant to Section 11 of the Agency Agreement, the undersigned hereby amends and supplements the Agency Agreement to add Chase Securities Inc. ("Chase") as a party to the Agency Agreement as an "Agent" thereunder on the same terms and conditions as the other Agents that are parties thereto, effective as of the date first written above. By executing this letter agreement, Chase hereby agrees to join in and become a party to the Agency Agreement as an "Agent" thereunder on the same terms and conditions as the other Agents that are parties thereto, effective as of the date first written above.
Section 9 of the Agency Agreement is hereby amended to include the following notice address for Chase:

                              Chase Securities Inc.
                                 270 Park Avenue
                               New York, NY 10017
                        Attention:  Peter Madonia
                        Telephone:  (212) 834-3808
                        Telecopier: (212) 834-6170

         Except to the extent specifically amended or supplemented hereby, the provisions of the Agency Agreement shall remain unmodified. The Agency Agreement as amended and supplemented hereby is confirmed as being in full force and effect. This letter agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York except with respect to its conflicts of laws principles.

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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the signatories hereto.

                                       Very truly yours,

                                       TAMPA ELECTRIC COMPANY


                                       By:      /s/ ROBERT D. FAGAN
                                          -------------------------------------
                                          Name:  Robert D. Fagan
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer

The foregoing is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.

By:       /s/ PETER MADONIA
   ---------------------------------
       Name:  Peter Madonia
       Title: Managing Director

The undersigned hereby consents and agrees to the foregoing. The undersigned hereby waives any rights under Section 11 of the Agency Agreement to seven days prior written notice of the addition of Chase Securities Inc. as an Agent under the Agency Agreement.

MORGAN STANLEY & CO. INCORPORATED

By:       /s/ MICHAEL FUSCO
   ---------------------------------
       Name:  Michael Fusco
       Title: Vice President

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The undersigned hereby consents and agrees to the foregoing. The undersigned hereby waives any rights under Section 11 of the Agency Agreement to seven days prior written notice of the addition of Chase Securities Inc. as an Agent under the Agency Agreement.

CITICORP SECRITIES, INC.

By:         /s/ HOWARD HILLER
   ---------------------------------
       Name:  Howard Hiller
       Title: Managing Director